Exhibit 10.3

ROYALTY AGREEMENT

WHEREAS, by Settlement Agreement dated 22nd day of December, 2006, this Royalty Agreement was executed this fifteenth day of December, 2006, by and between HM Flood Business Trust and Wastech, Inc.

WHEREAS, pursuant to a certain Settlement Agreement among HM Flood Business Trust and Wastech, Inc. and others, the Trust was conveyed by a deed certain oil and gas rights located in Fayette County, West Virginia, of approximately 5,898.49 acres (the “O&G Rights”).

WHEREAS, as part of the Settlement Agreement the Trust agreed to convey to Wastech, Inc. a right to receive 25% of all proceeds from the production of oil and gas on the O&G Rights.

WHEREAS, this agreement is made to memorialize said interest.

NOW THEREFORE WITNESSETH: That for and consideration of the mutual promises contained herein and for the further consideration of the prior settlement agreement dated December 15, 2006, is hereby agreed as follows:

1)

HM Flood Business Trust is the owner of 5,989.49 acres oil and gas reserves located in Fayette County, West Virginia, having acquired the same pursuant to a Quitclaim Deed from Wastech of West Virginia, Inc. dated of even date herewith.

2)

HM Flood Business Trust hereby grants to Wastech, Inc. a royalty in the O&G Rights equal to 25% of all gross proceeds from production of oil and gas produced from the O&G Rights, which shall be payable promptly after receipt of payment therefor by HM Flood Business Trust.

3)

If HM Flood Business Trust desires to sell part or all of the O&G Rights to a third party in an arms-length, bona fide transaction, then HM Flood Business Trust may sell such portion of the O&G Rights free and clear of Wastech, Inc.’s royalty interest in the O&G Rights by payment to Wastech, Inc. of 12.5% of the gross sales prices of the O&G Rights; provided, however, that if HM Flood Business Trust desires to sell any portion of the O&G Rights for a gross sales price of less than $1,000,000, then Wastech, Inc. shall have a right of first refusal to purchase the O&G Rights being sold on the same terms as HM Flood Business Trust desires to sell the O&G Rights, which right of first refusal must be exercised within thirty days of Wastech, Inc.’s receipt of a notice of a proposed sale from HM Flood Business Trust.

Executed this 22nd day of December 2006.

/s/ Richard Parris

/s/ Richard D. Tuorto

______________________________

______________________________

HM Flood Business Trust

Wastech, Inc.

By: Richard J. Parris

By: Richard D. Tuorto

Its: Trustee

Its: Chief Executive Officer

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